                                                                    Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2000, with respect to the financial statements on Linc.net Inc. included in the Registration Statement (Form S-1 No. 33-XXXXX) and related Prospectus of Linc.net Inc. for the registration of XX,XXX,XXX shares of its common stock.

MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.

/s/ MARDEN, HARRISON & KREUTER, CPAS, P.C.

White Plains, New York
September 8, 2000